A subsidiary of RCC HOLDINGS CORP
INTERNATIONAL REINSURANCE COM. LTD.
Balance Sheet


						9/30/2002		6/30/2002

ASSETS

Current Assets:
	Cash and Cash Equivalents		$5,010,322		    0

Fixed Assets:

	Office Equipment			    10,880		    0
	Office Furniture			    24,260		    0
	Less Accumulated Depreciation		    (1,766)		    0
	 Total Fixed Assets			$   33,374		    0

Other Assets:

	Assets Backed Corporate Bond		$20,000,000		    0
	Accrued Interest Investments		    293,784		    0

TOTAL ASSETS					$25,337,480


LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities

	Accounts Payable and Accrued
		Expenses			$         0   	 	    0

Total Liabilities				$         0           	    0

Stockholder's Equity:

***Common Stock, Par value $1.00
 Authorized Shares of 50,000,000
	Shares
Issued 01 share(s) 6/30/2002
Issued 25,017,001 share(s) 9/30/2002	            25,017,001		       1


Paid in Capital					        50,461		   4,999

Deficit Accumulated during
	Development stage			       270,018		  (5,000)

  Total Stockholders Equity		           $25,337,480             0

Total Liabilities and Stockholders
 Equity					           $25,337,480	           0


The accompanying notes are an integral part of these financial statements

*** Acquisition was completed prior to incorporation of RCC HOLDINGS CORP by Mr. Gene Newton

A subsidiary of RCC HOLDINGS CORP
INTERNATIONAL REINSURANCE CO. LTD.
STATEMENT OF OPERATIONS



										Cumulative
										Since 2/8/2000
										Inception
				For the three	For the year	of
				Ended 9/30/2002	ended 6/30/2002	development stage


Revenues:

Expenses:
General and Admin.	        $18,7666					$23,766

Other Income (Expense)
Interest			$293,784					$293,784

Net Income			$275,018					$275,018


Basic and Diluted
Earnings per share	            $.02    					    .02
































The accompanying notes are an integral part of these financial statements

A subsidiary of RCC HOLDINGS CORP
INTERNATIONAL REINSURANCE CO. LTD.
STATEMENT OF STOCKHOLDER'S EQUITY
SINCE 2/8/2000 INCEPTION TO 9/30/2002


											DEFICIT
											ACCUMULATED
											SINCE
											INCEPTION OF
	                COMMON SHARES			PAID IN		DEVELOPMENT
	                SHARES	PAR VALUE		CAPITAL		STAGE

Balance 2/8/2000	0		0		   0			0
(inception)

Shares issued
For services		1		1		$4,999

Net Loss								   (5,000)

Balance at 6/1/2001	1		1		$4,999		   (5,000)

Net Loss			0		0			0			0

Balance at 6/30/2002	1		1		$4,999		   (5,000)


Shares issued to
Officers and
Directors for
Services		 17,000	 17,000

Shares issued for
Equipment, cash,
And Investments
In Assets backed
Corporate Bonds	20,000,000	20,000,000

Shares issued
For Investments
In GNMA Bonds	 5,000,000	5,000,000

Contributed
Capital				   			45,462

Net Income										275,018

Balance at
9/30/2002		25,017,001	25,017,001		50,461		270,018






The accompanying notes are an integral part of these financial statements



A subsidiary of RCC HOLDINGS CORP
INTERNATIONAL REINSURANCE CO. LTD.
STATEMENT OF OPERATIONS



										Cumulative
										Since 2/8/2000
										Inception
				For the three	For the year	of
				Ended 9/30/2002	ended 6/30/2002	development stage


CASH FLOWS FROM
OPERATING
ACTIVITIES:

Net Loss			$     275,018	$			$     270,018
Depreciation			        1,766					1,766
Stock Issued
  For services			       17,000				       22,000
Increased in
  Accrued interest	             (293,784)				     (293,784)


CASH FLOWS FROM
INVESTING ACTIVITIES:

Purchase of Fixed
  Assets				(35,140)				 (35,140)

Net cash provided
  By investing activities	        (35,140)				 (35,140)


CASH FLOW FROM
FINANCING ACTIVITIES:

Contributed Capital		 	45,462					 45,462

Net Cash provided
  By Financing
  Activities			 	45,462					 45,462


Net(decrease) Increase
In Cash and Cash
 Equivalents			 	10,332					 10,332
Cash and Cash
Equivalents at
 Beginning of period		   	0						    0


Cash and Cash Equivalents
  At end of period		      5,010,332			0		5,010,332


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the
Year for:
Interest				0				0			0
Franchise and income
 Taxes					0				0			0


SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCIAL ACTIVITIES

Stock issued for
  Investments	          25,000,000				     25,000,000















































The accompanying notes are an integral part of these financial statements

































The accompanying notes are an integral part of these financial statements